Exhibit 10.9

                  THE PARTNERSHIP INTERESTS ISSUED UNDER THIS AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES ACT AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF ABSENT SUCH REGISTRATION UNLESS, IN THE OPINION OF COUNSEL TO THE GENERAL PARTNER, SUCH REGISTRATION IS NOT REQUIRED.


                        AGREEMENT OF LIMITED PARTNERSHIP
                                       OF
                                   HEP I, L.P.


         This AGREEMENT OF LIMITED PARTNERSHIP is made and entered into as of July 17, 1995, by and between Hit Entertainment, Inc., a Delaware corporation (the "General Partner"), and J. Brooke Johnston, Jr., a resident of the State of Alabama, as the organizational limited partner (the "Organizational Limited Partner), and those other parties who from time to time may become limited partners pursuant to the provisions of this Agreement by execution and delivery of this Agreement or counterparts hereof (hereinafter referred to collectively as the "Limited Partners" and referred to individually as a "Limited Partner").


                              W I T N E S S E T H:


         WHEREAS, the General Partner and the Original Limited Partner have created the Partnership, and the parties hereto desire to set forth their respective interests in and all rights, duties and obligations in and to the Partnership, all upon the terms and conditions hereinafter set forth.

         NOW, THEREFORE, in consideration of the premises, and the mutual covenants and promises hereinafter set forth, the parties to this Agreement of Limited Partnership do hereby agree as follows:

                                    ARTICLE I
                                  DEFINED TERMS

         The following defined terms used in this Agreement shall have the meanings specified below:

         1.1. "ACCOUNTANTS" means any firm of certified public accountants that may be engaged by the General Partner on behalf of the Partnership for any task.

         1.2. "ACT" means the Delaware Revised Uniform Limited Partnership Act (6 DEL. C. 6, 17-101, ET SEQ.), and now in effect and as the same may be amended from time to time hereafter.

         1.3. "AFFILIATE" means (a) any Person directly or indirectly controlling, controlled by or under common control with, another Person, (b) any Person owning or controlling 10% or more of the outstanding voting securities of such other Person, (c) any officer, director or partner of such Person, or (d) if such other Person is an officer, director or partner, any company for which such Person acts in any such capacity.

         1.4. "AGREEMENT" means this Agreement of Limited Partnership, as amended, modified or supplemented from time to time.

         1.5. "AVAILABLE CASH FLOW" means all cash and cash equivalent funds of the Partnership on hand at the end of each Year, less (a) provision for payment of all outstanding and unpaid current cash obligations of the Partnership at the end of such year (including those which are in dispute), including, but not limited to, deferred contingent payments due to principal artists and other talent contributing to the Project, and (b) provisions for reserves for reasonably anticipated cash expenses and contingencies (which include debt service on indebtedness of the Partnership, if any, and amounts payable to the General Partner and Affiliates of the General Partner), not including, but not limited to, provisions for depreciation, amortization and other non-cash expenses; provided, however, that Sale Proceeds shall not be included in Available Cash Flow.

         1.6. "CAPITAL ACCOUNT" means, with respect to any Partner, the Capital Account maintained for such Person in accordance with the following provisions:

                    (i) To each Person's Capital Account there shall be credited such Person's Capital Contributions, such Person's distributive share of Net Income and any items in the nature of income or gain that are specially allocated hereunder to such Person, and the amount of any Partnership liabilities assumed by such Person or which are secured by any Partnership property distributed to such Person.

                   (ii) To each Person' s Capital Account there shall be debited the amount of cash and the Gross Asset Value of any Partnership property distributed to such Person pursuant.to any provision of this Agreement, such Person's distributive share of Net Loss and any items in the nature of expenses or losses that are specially allocated hereunder to such Person, and the amount of any liabilities of such Person assumed by the Partnership or which are secured by any property contributed by such Person to the Partnership.

                  (iii) In the event any interest in the Partnership is transferred in accordance with the terms of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the transferred interest.

                   (iv) In determining the amount of any liability for purposes of Sections 1.6(i) and (ii) hereof, there shall be taken into account Code Section 752(c) and any other applicable provisions of the Code and Regulations.

         The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Regulations Section 1.704-1(b), and shall be interpreted and applied in a manner consistent with such Regulations. In the event the General Partner shall determine that it is prudent to modify the manner in which the Capital Accounts, or any debits or credits thereto (including, without limitation, debits or credits relating to liabilities that are secured by contributed or distributed property or that are assumed by the Partnership or the General Partner), are computed in order to comply with such Regulations, the General Partner may make such modification, provided that it is not likely to have a material effect on the amounts distributable to any Partner pursuant to Article XIII hereof upon the dissolution of the Partnership. The General Partner also shall (i) make any adjustments that are necessary or appropriate to maintain equality between the Capital Accounts of the Partners and the amount of Partnership capital reflected on the Partnership's balance sheet, as computed for book purposes, in accordance with Regulations Section 1.704-l(b)(2)(iv)(q), and (ii) make any appropriate modifications in the event unanticipated events (for example, the acquisition by the Partnership of oil or gas properties) might otherwise cause this Agreement not to comply with Regulations Section 1.704-1(b).

         1.7. "CAPITAL CONTRIBUTION" in respect of any Partner or transferee of such Partner means the amount of money and the initial Gross Asset Value of any property (other than money), tangible or intangible, contributed by such Partner to the capital of the Partnership.

         1.8. "CERTIFICATE" means the Certificate of Limited Partnership of the Partnership filed pursuant to the Act, as amended from time to time.

         1.9. "CODE" means the Internal Revenue Code of 1986, as amended from time to time.

         1.10. "DEPRECIATION" means, for each Year, an amount equal to the depreciation, amortization, or other cost recovery deduction allowable with respect to an asset for such Year, except that if the Gross Asset Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such Year, Depreciation shall be an amount which bears the same ratio to such beginning Gross Asset Value as the federal income tax depreciation, amortization, or other cost recovery deduction for such Year bears to such beginning adjusted tax basis; provided, however, that if the federal income tax depreciation, amortization, or other cost recovery deduction for such Year is zero, Depreciation shall be determined with reference to such beginning Gross Asset Value using any reasonable method selected by the General Partner.

         1.11. "FINAL PERCENTAGE" Interest Change Date means the day following the earlier to occur of (i) seven years following the date of this Agreement, or
(ii) the date as of which the cumulative amount of Available Cash Flow distributed to the Limited Partners by the Partnership equals 200% of the total Capital Contributions of the Limited Partners.

         1.12. "GAIN FROM SALE" means gain or loss, as the case may be, determined m accordance with the rules of determining Federal taxable income, gain or loss, arising from a transaction giving rise to Sale Proceeds.

         1.13. "GENERAL PARTNER" means the parties designated as the "General Partner" in the first paragraph of this Agreement, including any successor general partner or general partners substituted pursuant to the provisions of this Agreement.

         1.14. "GENERAL PARTNER'S PERCENTAGE INTEREST" means (i) 1% until the Percentage Interest Change Date, (ii) 50% upon and after the Percentage Interest Change Date and (iii) 100% upon and after the Final Percentage Interest Change Date.

         1.15. "GENERAL PARTNERSHIP INTEREST" means the entire interest of the General Partner in the Partnership, including the General Partner's Percentage Interest in capital, income, gains, losses, deductions, credits and distributions of the Partnership, the General Partner's right to participate in the management of the Partnership and all other rights and obligations accorded under this Agreement or under the Act.

         1.16. "GROSS ASSET VALUE" means, with respect to any asset, the asset's adjusted basis for federal income tax purposes, except as follows:

                    (i) The initial Gross Asset Value of any asset contributed by a Partner to the Partnership shall be the gross fair market value of such asset, as determined by the contributing Partner and the Partnership;

                   (ii) The Gross Asset Values of all Partnership assets shall be adjusted to equal their respective gross fair market values, as determined by the General Partner, as of the following times: (a) the acquisition of an additional interest in the Partnership (other than pursuant to Section 6.3 hereof) by any new or existing Partner in exchange for more than a de minimis Capital Contribution; (b) the distribution by the Partnership to a Partner of more than a de minimis amount of Partnership property as consideration for an interest in the Partnership; and (c) the liquidation of the Partnership within the meaning of Regulations Section 1.704- 1(b)(2)(ii)(g); provided, however, that adjustments pursuant to clauses (a) and (b) above shall be made only if the General Partner reasonably determines that such adjustments are necessary or appropriate to reflect the relative economic interests of the Partners in the Partnership;

                  (iii)  The  Gross  Asset  Value  of  any   Partnership   asset
         distributed to any Partner shall be the gross fair market value of such asset on the date of distribution; and

                   (iv) The Gross Asset Values of Partnership assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Code Section 734(b) or Code Section 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Regulations Section 1.704-1(b)(2)(iv)(m); provided, however, that Gross Asset Values shall not be adjusted pursuant to this Section 1.15(iv) to the extent the General Partner determines that an adjustment pursuant to Section 1.15(ii) hereof is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this Section 1.15(iv).

         If the Gross Asset Value of an asset has been determined or adjusted pursuant to Section 1.15(i), Section 1.15(ii), or Section 1.15(iv) hereof, such Gross Asset Value shall thereafter be adjusted by the Depreciation taken into account with respect to such asset for purposes of computing Net Income and Net Loss.

         1.17. "LIMITED PARTNERS" means the Persons who are, from time to time, admitted to the Partnership as Limited Partners, and whose names, mailing addresses, Limited Partnership Percentage or Capital Contribution, number of Units held by, and social security or taxpayer identification numbers appear in Appendix A to this Agreement, as amended from time to time, including, unless the context otherwise specifically states, the Organizational Limited Partner. Such Persons shall become Limited Partners when a duly executed Subscription Agreement, or such other instrument or document as the General Partner may require, has been accepted by the General Partner, except as otherwise required by law.

         1.18. "LIMITED PARTNERS' PERCENTAGE INTEREST" means (i) 99% until the Percentage Interest Change Date, (ii) 50% upon and after the Percentage Interest Change Date and (iii) 0% upon and after the Final Percentage Interest Change Date.

         1.19. "LIMITED PARTNERSHIP INTEREST" means the entire interest of a Limited Partner in the Partnership expressed in Units, including such Limited Partner' s interest in the Limited Partners' Percentage Interest in capital, income, gains, losses, deductions, credits and distributions of the Partnership.

         1.20. "NET INCOME" and "NET LOSS" means, for each Year, an amount equal to the Partnership' s taxable income or loss for such Year, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss, or deduction required to be stated separately pursuant to Code
Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments:

                    (i) Any income of the Partnership that is exempt from federal income tax and not otherwise taken into account in computing Net Income and Net Loss pursuant to this Section 1.19 shall be added to such taxable income or loss;

                   (ii) Any  expenditures of the  Partnership  described in Code
         Section 705(a)(2)(B) or treated as Code Section 705(a)(2)(B) expenditures pursuant to Regulations Section 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Net Income or Net Loss pursuant to this Section 1.19, shall be subtracted from such taxable income or loss;

                  (iii) In the event the Gross Asset Value of any Partnership asset is adjusted pursuant to Section 1.15(ii) or Section 1.15(iv) hereof, the amount of such adjustment shall be taken into account as gain or loss from the disposition of such asset for purposes of computing Net Income or Net Loss;

                   (iv) Gain or loss resulting from any disposition of Partnership property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Gross Asset Value of the property disposed of, notwithstanding that the adjusted tax basis of such property differs from its Gross Asset Value;

                    (v) In lieu of the depreciation, amortization, and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such fiscal year or other period, computed in accordance with Section 1.10 hereof; and

                   (vi) Notwithstanding any other provision of this Section 1.19, any items which are specially allocated hereunder to any Person shall not be taken into account in computing Net Income or Net Loss.

         1.21. "ORGANIZATIONAL LIMITED PARTNER" means any party designated as an "Organizational Limited Partner" in the first paragraph of this Agreement.

         1.22. "PARTNERS" means, collectively, the General Partner and the Limited Partners.

         1.23. "PARTNERSHIP" means the limited partnership formed pursuant to this Agreement by the filing of the Certificate pursuant to the Act.

         1.24.   "PARTNERSHIP   RETURN"  means  the  United  States  Partnership
Information Return of Income of the Partnership.

         1.25. "PERCENTAGE INTEREST CHANGE DATE" means the day following the date as of which the cumulative amount of Net Losses allocated to and Available Cash Flow distributed to the Partners equals 110% of the total Capital Contributions of the Partners.

         1.26. "PERSON" means (i) a person as that term is defined in Section 7701(a)(1) of the Code, namely, an individual, trust, estate, partnership, association, company or corporation, and (ii) those persons who are related by blood or marriage to a person defined in (i), above.

         1.27. "PROJECT" means the development, production, distribution and otherwise effectuating the economic exploitation of artistic properties in the form of one or more motion pictures, including, but not limited to, no fewer than two full length motion pictures, and incorporating themes related to physical fitness, self-defense, action and children.

         1.28. "REGULATIONS" means the Income Tax Regulations promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

         1.29. "SALE PROCEEDS" means all proceeds from any sale, exchange, foreclosure or abandonment of all, or substantially all, of the assets of the Partnership, or any portion of such proceeds, or proceeds from condemnation awards or casualty insurance claims, less applicable expenses and any debt paid or prepaid with the proceeds of, or in connection with, such transaction, which proceeds are not used to acquire Partnership assets or in the operation of the business of the Partnership, exclusive of proceeds accruing in the normal course of business.

         1.30. "SECTION" means the designated section of this Agreement if no reference is specified; otherwise the designated section of the specified agreement, statute or regulation or the comparable provision of any successor agreement, statute or regulation.

         1.31. "SUBSCRIPTION AGREEMENT" means the agreement between the Partnership and each Limited Partner pursuant to which the Limited Partner agrees to subscribe for one or more Units and the Partnership accepts the subscription.

         1.32. "UNIT" means an interest in the capital of the Partnership contributed by the Limited Partners. The authorized number of Units of the Partnership is 160.

         1.33. "YEAR" means the calendar year, except for the initial and final Year of the Partnership which may begin or end on a date other than January 1 and December 31, respectively.


                                   ARTICLE II
                                  ORGANIZATION

         2.1. FORMATION. The parties hereto hereby form a limited partnership under and pursuant to the Act. As required by the Act, the General Partner and the Original Limited Partner shall promptly cause the Certificate to be filed on behalf of the Partnership as required under the Act.

         2.2. QUALIFICATION. Promptly after the filing of the Certificate pursuant to the Act as set forth in Section 2.1, the General Partner shall take such action as shall be required by law to qualify the Partnership to transact business as a foreign limited partnership in such other places as shall be necessary to protect the status of the Partnership as a limited partnership, and as otherwise required by law.

         2.3. NAME. The name of the Partnership is "HEP I, L.P." The business of the Partnership may be conducted under any name chosen by the General Partner, and the General Partner may, in its sole discretion from time to time, change the name of the Partnership.

         2.4. PRINCIPAL PLACE OF BUSINESS. The principal place of business of the Partnership shall be located at 1990 Westwood Boulevard, Third Floor, Los Angeles, California 90025, or at such other place as the General Partner may from time to time designate by written notice to the Limited Partners. The General Partner may establish such other places of business of the Partnership in addition to the Partnership's principal place of business when and where required by the Partnership's business and shall give prompt written notice thereof to the Limited Partners.

         2.5. REGISTERED AGENT FOR SERVICE OF PROCESS AND REGISTERED OFFICE; PARTNERSHIP RECORDS. The agent for service of process on the Partnership in the State of Delaware shall be CT Corporation System. The address of the registered agent and the address of the registered office of the Partnership in the State of Delaware is 1209 Orange Street, Wilmington, Delaware 19801.


                                   ARTICLE III
                                    BUSINESS

         The business to be conducted by the Partnership shall be the Project and to license ancillary rights to such motion pictures and to carry on any and all activities necessary, proper, convenient or advisable in connection therewith.


                                   ARTICLE IV
                                      TERM

         The term of the Partnership shall be from the date on which the Certificate was originally filed in accordance with the Act, and shall continue until the Final Percentage Interest Change Date, unless sooner terminated by law or as hereafter provided in this Agreement.

                                    ARTICLE V
                         NAMES AND ADDRESSES OF PARTNERS

         5.1. GENERAL PARTNER. Hit Entertainment,  Inc., a Delaware corporation,
is  the  General  Partner,   and  its  principal  places  of  business  is  1200
AmSouth/Harbert Plaza, Birmingham, Alabama 35203.

         5.2. ORGANIZATIONAL LIMITED PARTNER. J. Brooke Johnston, Jr., a resident of the State of Alabama, is the Organizational Limited Partner and his mailing address is 1200 AmSouth/Harbert Plaza, 1901 Sixth Avenue North, Birmingham, Alabama 35203.

         5.3. LIMITED PARTNERS. The name, mailing address, the Limited Partnership Percentage or Capital Contribution of, the number of Units held by, and the social security or taxpayer identification number of, each Limited Partner of the Partnership is set forth in Appendix A attached to this Agreement, as amended from time to time, which is incorporated herein by reference and made a part hereof as though set out in full herein. Such information shall always be kept available to any Partner at the principal place of business of the Partnership.


                                   ARTICLE VI
                            CAPITAL CONTRIBUTIONS AND
                           ADDITIONAL WORKING CAPITAL

         6.1. CAPITAL CONTRIBUTION OF THE GENERAL PARTNER. The General Partner has contributed to the capital of the Partnership the sum of $60,000, which has an Initial Gross Asset Value of and the General Partner's capital account will be credited in the amount of $50,000. The General Partner may make additional Capital Contributions from time to time.

         6.2. CAPITAL CONTRIBUTION OF THE ORGANIZATIONAL LIMITED PARTNER. The Organizational Limited Partner has contributed $100 in cash to the capital ofthe Partnership upon the formation of the Partnership and shall be a Limited Partner solely to facilitate the formation of the Partnership. Such contribution shall be returned to him in cash on the day of the admission of any other Person or Persons as a Limited Partner or Limited Partners or upon the dissolution of the Partnership, whichever first occurs, at which time the Organizational Limited Partner shall cease to be a Limited Partner.

         6.3. CAPITAL CONTRIBUTIONS OF THE LIMITED PARTNERS. It is contemplated by the parties to this Agreement that at some indeterminate time in the future, it will be in the best interest of the Partnership and its Partners to admit to the Partnership certain parties as Limited Partners. In such event, all Capital Contributions made by such Limited Partners shall be paid to and received by the Partnership and each Limited Partner, other than the Organizational Limited Partner, shall contribute money to the capital of the Partnership in the amount of $100 per Unit subscribed for under a Subscription Agreement.

         6.4.     WITHDRAWAL OF CAPITAL CONTRIBUTIONS.

         (a) Limited  Partners.  Subject to the  provisions  of Section 11.5, no
Limited Partner (other than the Organizational Limited Partner) shall have the right to withdraw or reduce his Capital Contribution without the consent of the General Partner. No Limited Partner shall have the right to demand or receive property other than cash in return for his Capital Contribution, and, except as provided in Section 6.2, no Limited Partner (other than the Organizational Limited Partner) shall have priority over any other Limited Partner, either as to the return of his Capital Contribution or as to the allocation of income, gains, losses, deductions, credits or as to distributions.

         (b) General Partner. The General Partner will not withdraw its Capital Contribution prior to the dissolution and liquidation of the Partnership or sooner than the time the Limited Partners have withdrawn their Capital Contributions hereunder, whichever first occurs.

         6.5. ASSESSMENTS. Limited Partners will not be subject to assessments for contributions to the capital of the Partnership in excess of the Capital Contribution required by Sections 6.2 and 6.3.


                                   ARTICLE VII
                           EXPENSES OF THE PARTNERSHIP

         7.1. NO COMPENSATION TO GENERAL PARTNER AS GENERAL PARTNER. The General Partner shall receive no direct compensation or fees for acting as the general partner of the Partnership.

         7.2. REIMBURSEMENT OF EXPENSES INCURRED BY THE GENERAL PARTNER. The General Partner may charge the Partnership for all direct costs and expenses incurred by it in connection with the Partnership's business, including legal and accounting expenses.

         7.3. ORGANIZATIONAL AND OFFERING EXPENSES. All expenses incurred in connection with the formation of the Partnership and obtaining the Partnership's capital shall be paid by the Partnership.


                                  ARTICLE VIII
                         CAPITAL ACCOUNTS; ALLOCATION OF
                       INCOME AND LOSS; CASH DISTRIBUTIONS

         8.1. CAPITAL ACCOUNTS. A Capital Account shall be determined and maintained for each Partner. No interest shall be payable on the Capital Accounts of the Partners. The General Partner shall maintain a minimum balance in its Capital Account equal to one percent of the total positive balance of all Capital Accounts maintained for the Partners.

         8.2. ALLOCATION OF NET INCOME OR NET LOSS. With respect to each Year, the General Partner shall be allocated the percentage of Net Income or Net Loss for such Year equal to the applicable General Partner's Percentage Interest, and the Limited Partners shall be allocated the percentage of Net Income or Net Loss for such Year equal to the applicable Limited Partners' Percentage Interest.

         8.3. DISTRIBUTION OF AVAILABLE CASH FLOW AND PROPERTY OTHER THAN CASH.

         (a) The General Partner shall make distributions of Available Cash Flow in cash or assets of the Partnership in kind at such times as the General Partner, in its sole discretion, deems such distributions to be advisable and in the best interest of the Partnership to do so. Notwithstanding any contrary provision contained in this Agreement, to the extent any amount of a distribution of Available Cash Flow would create or increase a deficit in the capital account of any Partner, such amount shall not be distributed to such Partner, but shall be distributed to the other Partners in proportion to the amount of the distributions to such other Partners without regard to this proviso. The General Partner shall have the light to withhold any distribution of Available Cash Flow if it deems it to be in the best interest of the Partnership to do so.

         (b) With respect to each Year, distributions of Available Cash Flow for such Year shall be made to the General Partner in an amount equal to the General Partner's Percentage Interest of such distribution of Available Cash Flow and to the Limited Partners in an amount equal to the Limited Partners' Percentage Interest of such distribution of Available Cash Flow; provided, however, that such distributions of Available Cash Flow shall be made to the General Partner and Limited Partners taking into account their respective varying percentage interests which occur with respect to each such Year.

         (c) If assets other than cash are distributed by the Partnership, the capital accounts of the Partners shall be adjusted to reflect how much gain or loss would have been allocated to the respective Partners if the property had been sold at the value or values assigned thereto for purposes of making the distribution.

         8.4. ALLOCATION OF GAIN FROM SALE AND DISTRIBUTION OF SALE PROCEEDS. The General Partner shall be allocated an amount of the Gain from Sale equal to the applicable General Partner's Percentage Interest, and the Limited Partners shall be allocated an amount of the Gain from Sale equal to the applicable Limited Partners' Percentage Interest. The General Partner shall make distributions of Sale Proceeds as soon after the receipt thereof by the Partnership as the General Partner deems practicable, such distributions to be made to the Partners in proportion to their respective capital accounts, taking into account the allocations of Gain from Sale set forth in this Section 8.4; provided, however, that to the extent that any amount of a cash distribution to any Partner would create or increase a deficit in the capital account of such Partner, such amount shall not be distributed to such Partner, but shall be distributed to the other Partners in proportion to the amounts distributed to such other Partners without regard to this provision.

         8.5. CONSEQUENCES OF DISTRIBUTIONS. Upon the determination to distribute cash or property other than cash in any manner expressly provided in this Article VIII, made in good faith, the General Partner shall incur no liability on account of such distribution, even though such distribution may have resulted in the Partnership retaining insufficient funds for the operation of its business, which insufficiency resulted in loss to the Partnership or necessitated the borrowing of funds by the Partnership.

         8.6. ALLOCATION OF NET INCOME, NET LOSS AND DISTRIBUTIONS IN RESPECT OF UNITS TRANSFERRED OR SOLD BY THE PARTNERSHIP. If one or more Units are transferred during any Year of the Partnership, the Net Income or Net Loss attributable to such Unit or Units for such Year shall be divided and allocated between the transferor and the transferee based on the time each such party was, according to the books and records of the Partnership, the owner of record of the Unit or Units transferred during the Year in which the transfer occurs.
Distributions of Partnership assets in respect of Units shall be made only to persons who, according to the books and records of the Partnership, are the owners of such Units on a date selected by the General Partner. The General Partner and the Partnership shall incur no liability for making distributions in accordance with the provisions of the preceding sentence whether or not the General Partner or the Partnership has knowledge or notice of any transfer of ownership of any Unit or Units. For purposes of the foregoing, in the case of a transfer of a Unit, and also in the case of a sale of a Unit by the Partnership (except for the first time any Person or Persons other than the Organizational Limited Partner is admitted to the Partnership as a Limited Partner or Limited Partners), a Limited Partner who becomes a Limited Partner or who acquires a Unit according to the books and records of the Partnership after the 15th day of a month will be treated as becoming a Limited Partner or acquiring such Unit on the first day of the following month, and a Limited Partner who becomes a Limited Partner or who acquires a Unit according to the books and records of the Partnership during the first 15 days of a month shall be treated as becoming a Limited Partner or acquiring such Units on the first day of such month. In the case of a sale of a Unit by the Partnership (except for the first time any Person or Persons other than the Organizational Limited Partner is admitted to the Partnership as a Limited Partner or Limited Partners), the General Partner shall have the right to allocate Net Income and Net Loss to the purchaser of such Unit as of the date such purchaser fully executes and delivers a Subscription Agreement.

         8.7. TAX  ALLOCATIONS:  CODE SECTION  704(C).  In accordance  with Code
Section 704(c) and the Regulations thereunder, income, gain, loss, and deduction with respect to any property contributed to the capital of the Partnership shall, solely for tax purposes, be allocated among the Partners so as to take account of any variation between the adjusted basis of such property to the Partnership for federal income tax purposes and its initial Gross Asset Value (computed in accordance with Section 1.15).

         In the event the Gross Asset Value of any Partnership asset is adjusted pursuant to Section 1.15(ii), subsequent allocations of income, gain, loss, and deduction with respect to such asset shall take account of any variation between the adjusted basis of such asset for federal income tax purposes and its Gross Asset Value in the same manner as under Code Section 704(c) and the Regulations thereunder.

         Any elections or other decisions relating to such allocations shall be made by the General Partner in any manner that reasonably reflects the purpose and intention of this Agreement. Allocations pursuant to this Section 8.7 are solely for purposes of federal, state, and local taxes and shall not affect or in any way be taken into account in computing, any Person's Capital Account or share of Net Income or Net Loss, other items or distributions pursuant to any provisions of this Agreement.


                                   ARTICLE IX
                         RIGHTS, POWERS AND OBLIGATIONS
                             OF THE GENERAL PARTNER

         9.1. POWERS. The management and control of the Partnership and its business and affairs shall rest exclusively with the General Partner, which shall have all the rights and powers which may be possessed by a general partner pursuant to the Act, and such additional rights and powers as are otherwise conferred by law or are necessary, advisable or convenient to the discharge of its duties under this Agreement. The General Partner shall be the "tax matters partner" within the meaning of the Code. Without limiting the generality of the foregoing, the General Partner may, at the cost, expense and risk of the
Partnership:

                  (a) spend the capital and net income of the Partnership in the exercise of any rights or powers possessed by the General Partner hereunder pursuant to a production budget for the Project;

                  (b) purchase, hold, manage, distribute and license the Partnership's property, and enter into agreements containing such terms, provisions and conditions as the General Partner in its discretion shall approve;

                  (c) purchase from or through others contracts of liability, casualty and other insurance and a completion bond, which the General Partner deems advisable for the protection of the Partnership or for any purpose convenient or beneficial to the Partnership;

                  (d)     incur indebtedness in the ordinary course of business;

                  (e) pledge, grant security interests in, hypothecate or otherwise encumber, under such terms and conditions as the General Partner deems admissible, the assets of the Partnership;

                  (f) sell, distribute, license or otherwise dispose of, under such terms and conditions as the General Partner deems advisable for the Partnership, or for any purpose convenient or beneficial to the Partnership, any of the assets of the Partnership, including, without limitation, the Project;

                  (g) invest such funds as are temporarily not required for the purposes of the Partnership's operations in such investments as the General Partner, in its sole discretion, shall deem prudent;

                  (h) negotiate employment contracts with principal artists and other talent which may contribute to the Project, including negotiating employment contracts providing for profits participation in the Project for such principal artists and other talent, provided, however, such profits participation shall be subordinated to the Limited Partners' right to the return of their total Capital Contribution pursuant to
         Section 1.24;

                  (i)  delegate  all and any of its  duties  hereunder  and,  in furtherance of any delegation, appoint, employ, or contract with any person (including Affiliates of the General Partner) for the transaction of the business of the Partnership, which persons may, under the supervision of the General Partner, act as distributors, licensees, consultants, accountants, attorneys, brokers or in any other capacity deemed by the General Partner necessary or desirable, and pay appropriate fees to any of such persons.

         9.2. INDEPENDENT ACTIVITIES. The General Partner may engage in whatever activities it chooses, whether or not the same be competitive with the Partnership, without having or incurring any obligation to offer any interest in such activities to the Partnership or any party hereto, and, as a material part of the consideration for the General Partner's execution hereof, for the admission of such Limited Partner, each Limited Partner hereby waives, relinquishes and renounces any such right or claim of participation. The Partnership shall be considered to be an entity and business wholly separate, for all purposes, from the business and affairs of the General Partner, it being understood that the only obligations undertaken by the General Partner are those expressly provided in this Agreement and those which are inherent to the role of a general partner.

         9.3.  DUTIES.   The  General  Partner  shall  manage  and  control  the
Partnership, its business and affairs, including, without limitation, the Project, to the best of its ability and shall use its best efforts to carry out the business of the Partnership. The General Partner shall devote itself to the business of the Partnership to the extent that it, in its discretion, deems necessary for the efficient carrying on thereof The General Partner shall act as a fiduciary with respect to the safekeeping and use of the funds and assets of the Partnership.

         9.4. CERTAIN LIMITATIONS. Without obtaining the consent of Limited Partners holding greater than 50% of the issued and outstanding Units, or such greater percentage of the issued and outstanding Units as is required under the Act, the General Partner shall not:

                    (i)   act in contravention of this Agreement;

                   (ii) except as provided in Article XIII of this Agreement, do any act which would make it impossible to carry on the ordinary business of the Partnership;

                  (iii)   confess a judgment against the Partnership;

                   (iv) possess Partnership property, or assign any rights in specific Partnership property, including any assignment for the benefit of Partnership creditors, for other than a Partnership purpose;

                    (v) admit  a person  as a  Limited  Partner  other   than as
         provided in this Agreement;

                   (vi)   amend this Agreement;

                  (vii)   dissolve the Partnership;

                 (viii) sell, pledge or exchange all, or substantially all, of the assets of the Partnership; or

                   (ix)   remove a general partner of the Partnership.

         9.5. NET WORTH OF THE GENERAL PARTNER. The General Partner shall have and maintain at all times during which it is the general partner of the Partnership a net worth which is sufficient to conduct the business of the Partnership in a prudent manner and to comply with any requirements of the Code or the regulations thereunder or interpretations of the Internal Revenue Service thereof necessary to avoid the taxation of the Partnership as an association taxable as a corporation.

         9.6. INDEMNIFICATION. Neither the General Partner nor any of its Affiliates, officers, directors, employees or agents shall be liable to the Partnership or any Limited Partners for any action or inaction of the General Partner in connection with the business or affairs of the Partnership, so long as the person against whom liability is asserted acted in good faith on behalf of the Partnership and in a manner reasonably believed by such person to be in the best interests of the Partnership, but only if such course of conduct does not constitute gross negligence or willful misconduct. The General Partner and its Affiliates, officers, directors, employees and agents shall be indemnified and held harmless by the Partnership for any claim, liability, damage, loss, or other expense (including, without limitation, investigating and defending any claims and lawsuits and settlement thereof, and legal and accounting costs in connection therewith) incurred by them solely by virtue of the performance by any of them of the duties of the General Partner acting as general partner in connection with the Partnership's business, so long as such indemnified person acted in good faith on behalf of the Partnership and in a manner reasonably believed by such person to be in the best interests of the Partnership, but only if such course of conduct does not constitute gross negligence or willful misconduct; provided that such indemnification or agreement to hold harmless shall be recoverable only out of assets of the Partnership and not from the Limited Partners.

         9.7. GENERAL PARTNER AS LIMITED PARTNER. The General Partner may be a Limited Partner to the extent that it (a) contributes capital under Section 6.3, or (b) purchases or otherwise acquires or becomes the transferee of all or any part of a Limited Partnership Interest. The General Partner's Capital Contribution pursuant to
Section 6.1 shall be made solely in its capacity as general partner and shall not entitle the General Partner to any rights as a Limited Partner.

         9.8. SUCCESSION AS GENERAL PARTNER. The General Partner may at any time assign its General Partnership Interest to any subsidiary or other Affiliate of the General Partner without the consent of the Limited Partners. Any corporation into which the General Partner may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the General Partner shall be a party, shall be the successor of the General Partner hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In any such event, the General Partner shall amend the Certificate within 90 days thereafter.


                                    ARTICLE X
                           STATUS OF LIMITED PARTNERS

         10.1. NO  PARTICIPATION  IN MANAGEMENT.  No Limited  Partner shall take part in the management of the business of the Partnership, transact any business for the Partnership, have the power to sign for or to bind the Partnership to any agreement or document, or otherwise act as an agent for the Partnership for any purpose. Such powers to manage and transact Partnership business, to bind the Partnership or otherwise to act as the agent of the Partnership are vested solely and exclusively in the General Partner.

         10.2. LIMITED LIABILITY. No Limited Partner shall have any personal liability whatsoever, whether to the Partnership, to the Partners or to the creditors of the Partnership, for the debts of the Partnership or any of its losses beyond the amount committed by him to the capital of the Partnership, as set forth in Section 6.2 and 6.3, and his undistributed balance in his Capital Account. Each Unit shall be fully paid and nonassessable, and no Limited Partner shall have any personal liability whatsoever to another Limited Partner on account of his Capital Contribution.


                                   ARTICLE XI
                    TRANSFER OF INTERESTS IN THE PARTNERSHIP

         11.1. IN GENERAL. Subject to the rights of first refusal granted to the General Partner, the Partnership and the Limited Partners below, a Limited Partner may sell, assign or otherwise transfer any or all of the Units owned by him; provided, however, that:

                  (a) such Limited Partner and his purchaser, assignee or transferee execute, acknowledge and deliver to the General Partner such instruments of transfer and assignment with respect to such transaction as are in form and substance satisfactory to the General Partner; and

                  (b) such Limited Partner pays the Partnership a transfer fee which is sufficient to pay all reasonable expenses of the Partnership in connection with such transaction;

provided, further, that such purchaser, assignee, or transferee shall not become a substituted Limited Partner within the meaning of the Act unless the General Partner consents in writing to such person's becoming a substituted Limited Partner, which consent may be given or withheld in the sole discretion of the General Partner. Neither the Partnership nor the General Partner shall recognize or be bound by any sale, assignment or transfer of any Unit unless the General Partner consents to such sale, assignment or transfer in writing. The General Partner will not consent to any sale, assignment or transfer of any Unit or to the admission of any person as a substituted Limited Partner if, in its opinion, such consent and substitution would result in the Partnership being treated for Federal income tax purposes as an association taxable as a corporation, would result in a termination of the Partnership within the meaning of the Code, or would constitute a violation of any applicable Federal or state law pertaining to securities regulation.

         Notwithstanding the foregoing, each Limited Partner agrees that at least 60 days prior to any sale, assignment or transfer (by operation of law or otherwise) of any Unit by it, such Limited Partner will give written notice thereof to the General Partner and all Limited Partners, including the name of the proposed purchaser, assignee or transferee and all of the terms, conditions and other material details of such proposed sale, assignment or transfer. The General Partner shall have a right of first refusal for its own account for 30 days after receipt by the General Partner of such written notice in which to elect to consummate such sale, transfer or assignment itself pursuant to the same terms, conditions and material details set forth in such notice. If the General Partner does so purchase the Unit, it may resell such Unit, at any time, on whatever terms and conditions it deems appropriate, to any Person without regard to the rights of first refusal set forth herein. If the General Partner fails to consummate the transaction during such 30-day period, the Partnership shall then have 10 days in which to consummate such sale, transfer or assignment pursuant to such terms, conditions and material details. The right of first refusal in the General Partner provided in this Section 11.1 shall be a right in each party designated as the "General Partner" in the first paragraph of this Agreement, or either of them if the other party designated the "General Partner" fails to exercise its rights thereunder, provided, however, that such disjunctive right in each party designated as the "General Partner" shall not expand the time periods provided for herein with respect to such right of first refusal, and further provided that such right, if jointly exercised by the parties designated the "General Partner", shall be proportionate to the interests in the Partnership of each party designated the "General Partner". If the Partnership does so purchase the Unit, it may resell such Unit, at any time, on whatever terms and conditions it deems appropriate, to any Person without regard to the rights of refusal set forth herein. If the Partnership fails to consummate the transaction during such 10-day period, the General Partner shall give written notice of such failure within two days of the expiration of the above 40-day period to all the Limited Partners. The Limited Partners shall then have 20 days from the end of the above 40-day period in which to consummate such sale, transfer or assignment pursuant to such terms, conditions and material details in proportion to the pro rata Limited

Partnership Interests of the Limited Partners participating in such purchase. If any Limited Partner does so purchase a Unit or Units, such Limited Partner may resell such Unit or Units only in accordance with the provisions of this Section
11.1. If none of the General Partner, the Partnership or the other Limited Partners consummate the transaction during such 60-day period, the selling Limited Partner shall then have 30 days from the end of such 60-day period in which to consummate such sale, transfer or assignment pursuant to such terms, conditions and material details and to such named purchaser. If the Limited Partner shall not consummate the sale, transfer or assignment during such 30-day period, such Unit shall again be subject to the rights of first refusal contained herein.

         11.2. SUBSTITUTED LIMITED PARTNERS. If none of the General Partner, the Partnership or the Limited Partners exercise their rights of first refusal provided in Section 11.1 and the General Partner consents to the admission of a Person as a substituted Limited Partner within the meaning of the Act, and such
Person:

                  (a) elects to become a substituted Limited Partner by deliver-ing a written notice of such election to the General Partner;

                  (b) executes and acknowledges such other instruments as the General Partner may deem necessary or admissible to effect the admission of such Person as a substituted Limited Partner, including, without limitation, the written acceptance and adoption by such Person of the provisions of this Agreement; and

                  (c) pays the Partnership a transfer fee which is sufficient to pay all reasonable expenses of the Partnership in connection with the admission of such Person as a substituted Limited Partner within the meaning of the Act, including, without limitation, the cost of preparing, printing and filing for record an amendment to the Certificate in accordance with the Act;

then the General Partner shall take all steps which, in the opinion of the General Partner, are reasonably necessary to admit such Person as a substituted Limited Partner under the Act. Such Person shall thereupon become a substituted Limited Partner within the meaning of the Act.

         11.3. PURCHASE OF UNITS BY THE GENERAL PARTNER. The General Partner may acquire one or more Units owned by, or reserved for, Limited Partners, and, if with respect to such additional Unit or Units the General Partner becomes a Limited Partner within the meaning of the Act, the General Partner shall, with respect to such Unit or Units, enjoy all the rights and be subject to all the obligations and duties of a Limited Partner. Any Limited Partnership Interest owned by the General Partner may be sold, in whole or in part, by the General Partner, on whatever terms and conditions it deems appropriate, to any Person without regard to the rights of first refusal set forth in Section 11.1.

         11.4. INVOLUNTARY TRANSFER OF PARTNER'S INTEREST.

         (a) If any Limited Partner, or more than 50% of the members, partners or shareholders of a Limited Partner which is not an individual, shall be adjudicated a bankrupt or make a general assignment for the benefit of creditors or take the benefit of any insolvency act, or if a permanent receiver or trustee in bankruptcy be appointed for any such Limited Partner's property, or if a temporary receiver be appointed for any Limited Partner and such appointment is not vacated or set aside within 60 days from the date of such appointment, or in the case of a Limited Partner which is not an individual, such Limited Partner shall be adjudicated a bankrupt or make a general assignment for the benefit of creditors or take the benefit of any insolvency act, or if a permanent receiver or trustee in bankruptcy be appointed for any such Limited Partner's property, or if a temporary receiver be appointed for any such Limited Partner and such appointment is not vacated or set aside within 60 days from the date of such appointment, or in the event of any attempted transfer or other devolution of the interest of any Limited Partner in the Partnership except as specifically provided herein, then such Limited Partner shall become a "defaulting Partner" (which term as used herein shall include any successor to or assignee of the defaulting Partner).

         (b) If any Limited Partner, or more than 50% of the members, partners or shareholders of a Limited Partner which is not an individual, shall die, or in the case of a Limited Partner which is not an individual, such Limited Partner shall dissolve, then such Limited Partner shall become an "involuntary defaulting Partner" (which term as used herein shall include any successor to or assignee of the involuntary defaulting Partner).

         (c) The General Partner, at its election, may cause the Partnership to purchase and, if so elected, the defaulting Partner or the involuntary defaulting Partner, as the case may be, shall sell the Limited Partnership Interest of the defaulting Partner or the involuntary defaulting Partner, as the case may be, in the Partnership at the prices and upon the terms specified in
Section 11.5 at a closing which shall be held at the principal office of the Partnership within 120 days following the giving of written notice to the defaulting Partner or involuntary defaulting Partner of the election to purchase such Partner's Limited Partnership Interest after receiving appropriate releases and satisfactions.

         11.5. PURCHASE PRICE OF DEFAULTING PARTNER'S INTEREST. If the General Partner shall elect to cause the Partnership to purchase the Limited Partnership Interest of a defaulting Partner or an involuntary defaulting Partner pursuant to Section 11.4, the purchase price shall equal the balance of the Capital Account related to said Limited Partnership Interest reduced by the amount of any obligation then due the Partnership by the defaulting Partner or involuntary defaulting Partner (all obligations of the defaulting Partner or involuntary defaulting Partner shall become immediately due and payable immediately preceding liquidation of the defaulting Partner's or the involuntary defaulting Partner's interest), and the excess (if any) of such obligations over the value of such Partner's interest shall be immediately due and payable to the Partnership by such Partner.

                  (a) At the closing ofthe  transfer  ofthe Limited  Partnership
         Interest, the Partnership shall pay in cash to the defaulting Partner or the involuntary defaulting Partner 20% of the purchase price (net after reduction for any obligations owed by the Partner to the Partnership as above provided), and the balance of the purchase price shall be evidenced by the Partnership's nonnegotiable promissory note payable in eight approximately equal quarterly installments of principal, the first of which installments shall be due and payable three months after the closing, with the remainder being due and payable serially each three months thereafter. The unpaid balance shall bear interest at a rate equal to the lower of (x) the prime rate of Citibank, N.A., New York, New York on the date of closing, or (y) 9% per annum, payable quarterly with each installment of principal. The note shall contain provisions for (i) the acceleration of the entire unpaid balance of principal and accrued interest at the option of the holder in the event of default in payment of any principal or interest when due, (ii) the payment of reasonable attorneys' fees in the event of default, (iii) the prepayment of all or part of the unpaid principal (any prepayment being first applied to then accrued interest), and (iv) no prepayment during the taxable year in which the liquidation of the Limited Partnership Interest occurs.

                  (b) All  determinations  and  allocations  required under this
         Section 11.5 shall be made by the Partnership's Accountants, and any such determination or allocation so made shall be binding on all parties. For the purpose of the computations required in determining the defaulting or involuntary defaulting Partner's Limited Partnership Interest, the books of the Partnership and its Affiliates shall be accepted as correct.

                  (c) No payment other than those specifically provided for herein shall be due or payable with respect to the interest of the defaulting or involuntary defaulting Partner. Any debt due by the Partnership to the defaulting Partner or involuntary defaulting Partner, as the case may be, shall be payable according to its terms.


                                   ARTICLE XII
                       RESIGNATION OF THE GENERAL PARTNER

         12.1. NO RESIGNATION OF THE GENERAL PARTNER. The General Partner may not resign as general partner of the Partnership.

         12.2.   LIABILITY  OF  THE  GENERAL  PARTNER  AFTER  RESIGNATION.   If,
notwithstanding the provisions of Section 12.1, the General Partner resigns as such, its liability as a general partner shall cease upon the appointment of a successor General Partner pursuant to Section 12.3, and the Partnership shall promptly take all steps reasonably necessary under the Act to cause such cessation of liability, provided, however, that, if no successor General Partner is appointed pursuant to Section 12.3, the General Partner shall remain the General Partner of the Partnership for purposes of the winding up of the Partnership pursuant to Section 13.2. Upon its resignation, the General Partner shall not receive its Capital


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Contribution,  nor the repayment of any indebtedness of the Partnership owed it, nor any undistributed balance in its capital account nor its share of any Sale Proceeds as otherwise provided for in Article VIII hereof.

         12.3. APPOINTMENT OF SUCCESSOR GENERAL PARTNER. Subject to Section 13.1(i), at any time during the 90-day period after any notice of resignation given by the General Partner, the Limited Partners may, by the affirmative vote of Limited Partners holding 51% of the issued and outstanding Units, voting at a meeting called in accordance with Article XVI hereof, elect a successor General Partner to serve beginning immediately upon the effectiveness of the resignation of the General Partner.


                                  ARTICLE XIII
                           DISSOLUTION AND WINDING UP
                               OF THE PARTNERSHIP

         13.1. DISSOLUTION OF THE PARTNERSHIP. The resignation of either party designated as the General Partner in the first paragraph of this Agreement shall cause a dissolution of the Partnership unless (i) the other party designated as the General Partner in the first paragraph of this Agreement elects to serve as the sole General Partner and continue the Partnership, or (ii) a successor General Partner is appointed pursuant to Section 12.3. The Partnership shall also be dissolved upon (a) the final judgment by a court having jurisdiction over the General Partner adjudicating either party designated as the General Partner in the first paragraph of this Agreement to be bankrupt, or (b) the expiration of the term of the Partnership. In no event shall the death of any Limited Partner result in dissolution of the Partnership.

         13.2. WINDING UP OF THE PARTNERSHIP. Upon the dissolution of the Partnership, the General Partner shall take full account of the Partnership's assets and liabilities and the assets shall be liquidated as promptly as is consistent with obtaining the fair value thereof The proceeds therefrom, to the extent sufficient therefor, shall be applied and distributed as provided in the Act; provided, however, that after payment of all Partnership debts, obligations and liabilities, there shall be distributed to each Partner the balance in his capital account, and the remaining assets of the Partnership, if any, shall be distributed according to the Partners' percentage interest in the Partnership.

         13.3. COMPLIANCE WITH CERTAIN REQUIREMENTS OF REGULATIONS. In the event the Partnership is "liquidated" within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g), (a) distributions shall be made pursuant to this Article XIII to the Partners who have positive Capital Accounts in compliance with Regulations Section 1.704-1(b)(2)(ii)(b)(2), and (b) if any Partner's Capital Account has a deficit balance (after giving effect to all contributions, distributions, and allocations for all taxable years, including the year during which such liquidation occurs), such Partner shall contribute to the capital of the Partnership the amount necessary to restore such deficit balance to zero in compliance with Regulations Section 1.704-1(b)(2)(ii)(b)(3). In the discretion of the General Partner, a pro


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rata portion of the  distributions  that would otherwise be made to the Partners pursuant to Section 13.2 may be:

                  (a) distributed to a trust  established for the benefit of the
         Partners for the purposes of liquidating Partnership assets, collecting amounts owed to the Partnership, and paying any contingent or unforeseen liabilities or obligations of the Partnership or of the Partners arising out of or in connection with the Partnership. The assets of any such trust shall be distributed to the Partners from time to time, in the reasonable discretion of the General Partner, in the same proportions as the amount distributed to such trust by the Partnership would otherwise have been distributed to the Partners pursuant to this Agreement; or

                  (b) withheld to provide a reasonable reserve of Partnership liabilities (contingent or otherwise) and to reflect the unreaLized portion of any installment obligations owed to the Partnership, provided that such withheld amounts shall be distributed to the Partners as soon as practicable.


                                   ARTICLE XIV
                     BOOKS OF ACCOUNT, ACCOUNTING, REPORTS,
                      FISCAL YEAR, BANKING AND TAX ELECTION

         14.1. BOOKS OF ACCOUNT. The Partnership's books and records (including a current list of the names and addresses of all Limited Partners) and an executed copy of this Agreement, as currently in effect, shall be maintained at the principal office of the Partnership at 1990 Westwood Boulevard, Third Floor, Los Angeles, California 90025, and each Partner shall have access thereto at all reasonable times. The books and records of the Partnership shall be kept by the General Partner using the income tax basis method of accounting consistently applied, which shall be the cash method of accounting, if allowed under the Code, and shall reflect all Partnership transactions and be appropriate and adequate for the Partnership's business. The General Partner shall also keep adequate Federal income tax records using an appropriate method of tax accounting, which shall be the cash method of accounting, if allowed under the Code, on a basis consistently applied. Each Limited Partner hereby agrees to submit to the General Partner the name, address and social security or taxpayer identification number of a transferee of the Limited Partner and the date of transfer of the Unit or Units so transferred.

         14.2. FINANCIAL REPORTS. The Partnership will send the following reports to each Person who was a Partner during the period covered by such report:

                  (a) A report within 90 days after the end of each Year of the Partnership containing all information necessary for the preparation of the Partner's Federal and state income tax returns;

                  (b) An annual report within 120 days after the end of each Year of the Partnership containing (i) a balance sheet as of the end of the fiscal year, a statement

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



         of income and a cash flow statement for the year then ended, all of which, except for the cash flow statement, shall be prepared in accordance with federal income tax principles, and (ii) a report of the activities of the Partnership during the period covered by the report. Such report will set forth distributions to the Limited Partners for the period covered thereby, and shall separately identify distributions of Available Cash Flow, whether such be in cash or non-cash assets during the period, amounts which had been held as reserves, and proceeds from disposition or sublease of assets, if any. The report shall also include a detailed statement of any transaction with the General Partner of the Partnership or its Affiliates and of commissions, compensation and other benefits paid, or accrued to such General Partner or its Affiliates for the fiscal year completed, showing the amount paid or accrued to each recipient and the services performed; and

         (c) Semi-annual progress reports on the operations of the Partnership.

         14.3. FISCAL YEAR. The fiscal year of the Partnership shall be the Year, as defined in Section 1.32.

         14.4. BANKING. All funds of the partnership shall be initially deposited in a separate bank account or accounts or in an account or accounts of a savings and loan association as shall be determined by the General Partner, but such funds may be invested as provided in Section 9.1(g).

         14.5. TAX ELECTION. Upon the transfer of an interest in the Partnership or in the event of a distribution of the Partnership's property, the Partnership may elect, but is not required to elect, pursuant to Section 754 of the Code to adjust the basis of the Partnership's property as allowed by Sections 734(b) and 743(b) thereof The General Partner shall have the sole authority and discretion to make such an election. There shall be no requirement that the General Partner make such an election.

         14.6. TAX RETURNS. The General Partner shall, for each fiscal year, file on behalf of the Partnership with the Internal Revenue Service a Partnership Return within the time prescribed by law (including any extensions) for such filing. The General Partner shall also file on behalf of the Partnership such state and/or local tax returns as may be required by law.


                                   ARTICLE XV
                                POWER OF ATTORNEY

         15.1. APPOINTMENT OF ATTORNEY-IN-FACT. Each Limited Partner hereby makes, constitutes and appoints the General Partner and any officer thereof, with full power of substitution and resubstitution, his agent and attorney-in-fact to file for record the Certificate as required by the Act, and to sign, execute, certify, acknowledge, and file for record any other instruments which may be required of the Partnership or of the Limited Partners by law, including, but not limited to, amendments to or cancellations of the


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



Certificate and specifically including the amendments to the Agreement admitting Limited Partners to the Partnership as Limited Partners. Each Limited Partner authorizes such attorney-in-fact to take any further action which such attorney-in-fact shall consider necessary or advisable in connection with the foregoing, hereby giving such attorney-in-fact full power and authority to act to the same extent as if such Limited Partner were himself personally present and hereby ratifying and confirming all that such attorney-in-fact shall lawfully do or cause to be done by virtue hereof.

         15.2. EFFECT OF POWER. The power of attorney pursuant to Section 15.1:

                 (a) is a special power of attorney, coupled with an interest, is irrevocable, and shall survive the death, insanity, or incapacity of the granting Limited Partner;

                  (b) may be exercised by such attorney-in-fact for each Limited Partner by listing all of the Limited Partners executing any agreement, certificate, instrument or document with the single signature of such attorney-in-fact as attorney-in-fact for all of them; and

                  (c) shall survive the delivery of an assignment by a Limited Partner of the whole or a portion of his interest in the Partnership, except that where the purchaser, transferee or assignee thereof is to be admitted as a substituted Limited Partner, the power of attorney shall survive the delivery of such assignment for the sole purpose of enabling such attorney-in-fact to sign, execute, certify, acknowledge, and file any such agreement, certificate, instrument, or document necessary to effect such substitution.


                                   ARTICLE XVI
                          MEETINGS AND MEANS OF VOTING

         Meetings of the Partners may be called by the General Partner, or by Limited Partners holding at least 50% of the issued and outstanding Units for any matter specified in Section 9.4. The General Partner shall call a meeting of the Partners to be held not later than 60 days following the receipt by the General Partner of any notice of adjustments of Partnership income or expenses issued by the Internal Revenue Service in connection with an audit of any Partnership Return, such meeting to determine the appropriate action to be taken, including, without limitation, the forum of any litigation contesting the notice. The notice of any meeting called under this Article XVI shall state the nature of the business to be transacted. Notice of any such meeting shall be delivered by the General Partner within ten days of its calling to all Partners in the manner prescribed in Section 17.1, and such meeting shall be held not less than 15 days nor more than 60 days after the date of such notice. Partners may vote in person or by proxy at any such meeting. Any matters presented to the Limited Partners for their vote shall be determined by Limited Partners holding 50% of the issued and outstanding Units or such greater percentage of the issued and outstanding Units as is required under the Act or this Agreement. Each Unit shall be entitled to one vote on all such matters. Whenever the vote or consent of Partners is permitted or required under this Agreement, such vote or consent may be given at a meeting of Partners or may be given in writing in accordance with the procedure for obtaining written votes prescribed in Section 17.1.


                                  ARTICLE XVII
                                  MISCELLANEOUS

         17.1. NOTICE. Except as otherwise specifically provided in this Agreement, any notice, payment, demand or communication required or permitted to be given by any provision of this Agreement shall be duly given if delivered in writing personally to the person to whom it is directed, or if sent by mail or telegraph, as follows: if to the General Partner, at its address set forth in
Section 5.1 or to such other address as the General Partner may from time to time specify by written notice to the Limited Partners pursuant to this Section 17.1, and if to a Limited Partner, at such Limited Partner's address set forth in Appendix A hereto, or to such other address as such Limited Partner may from time to time specify by written notice to the General Partner and all other Limited Partners pursuant to this Section 17.1. Any such notice shall be deemed to be given as of the date so delivered, if delivered personally, or as of the date on which the same was deposited in the United States mail, postage prepaid, addressed and sent as aforesaid.

         17.2. ADDITIONAL BUSINESSES. The General Partner shall be permitted to manage or OWD additional businesses even though such businesses may compete with the business of the Partnership, including, without limitation, the Project.

         17.3. SECTION CAPTIONS. Section and other captions contained in this Agreement are for reference purposes only and are in no way intended to describe, interpret, define or limit the scope, extent, or intent of this Agreement or any provision hereof

         17.4. SEVERABILITY. Every provision of this Agreement is intended to be severable. If any term or provision of this Agreement is illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the validity of the remainder of this Agreement.

         17.5. AMENDMENTS. Amendments to this Agreement may be proposed by the General Partner. Following such proposal, the General Partner shall submit to the Limited Partners a verbatim statement of any proposed amendment and may include in any such submission its recommendation as to the proposed amendment. The General Partner shall seek the written vote of the Limited Partners on the proposed amendment or shall call a meeting of the Partners pursuant to Article XVI of this Agreement to vote thereon and to transact any other business permitted by the Act to be transacted by the Limited Partners that they may deem appropriate. For purposes of obtaining a written vote, the General Partner may require response within a specified time, but not less than 30 days, and failure to respond in such time shall constitute a vote which is consistent with the General Partner's recommendation with respect to the proposal. A proposed amendment shall be adopted and effective as an amendment to this Agreement if it receives the affirmative vote of


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



Limited Partners holding 50% of the issued and outstanding Units or such greater percentage of the issued and outstanding Units as is required under the Act.

         17.6. RIGHT TO RELY UPON THE AUTHORITY OF THE GENERAL PARTNER. No person dealing with the General Partner shall be required to determine its authority to make any commitment or undertaking on behalf of the Partnership, nor to determine any fact or circumstance bearing upon the existence of its authority. In addition, no purchaser of any property of the Partnership shall be required to determine the sole and exclusive authority of the General Partner to sign and deliver on behalf of the Partnership any such installment of transfer, or to see to the application or distribution of revenues or proceeds paid or credited in connection therewith, unless such purchaser shall have received written notice from the Partnership affecting the same.

         17.7. GOVERNING LAW. The laws of the State of Delaware shall govern the validity of this Agreement, the construction of its terms and the interpretation of the rights and duties of the parties hereto.

         17.8. WAIVER OF ACTION FOR PARTITION. Each Partner irrevocably waives during the term of the Partnership, and during the period of its liquidation following any dissolution, any right to maintain any action for partition with respect to any of the assets of the Partnership.

         17.9. COUNTERPART EXECUTION. This Agreement may be executed in one or more counterparts all of which together shall constitute one and the same Agreement.

         17.10. PARTIES IN INTEREST. Except as provided in Article XI of this Agreement, this Agreement shall be binding upon the parties hereto and their successors, heirs, designees, assigns, legal representatives, executors and administrators.

         17.11. CONSTRUCTION OF PRONOUNS. The feminine or neuter of the words "he", "his" and "him" used herein shall be automatically deemed to have been substituted for such words where appropriate to the particular Limited Partner or Organizational Limited Partner executing this Agreement.

         17.12. INTEGRATED AGREEMENT. This Agreement constitutes the entire understanding and agreement among the parties hereto with respect to the subject matter hereof, and there are no agreements, understandings, restrictions, representations or warranties among the parties other than those set forth herein or herein provided for.

         IN WITNESS WHEREOF, the undersigned parties have hereto set their hands as of the day and year first above written.

                                 GENERAL PARTNER

                                  HIT ENTERTAINMENT, INC.



                                  By /s/ Brian Shuster
                                     ------------------------------
                                     Brian Shuster
                                     Its President




                                  /s/ J. Brooke Johnston, Jr.
                                  ---------------------------------
                                  J. Brooke Johnston, Jr.
                                  Organizational Limited Partner



                                       27